Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 11 March 2022 (20 March 2023 as to Note 11) relating to the financial statements of GlaxoSmithKline Consumer Healthcare Holdings (No.2) Limited (predecessor to Haleon plc), appearing in the Annual Report on Form 20-F. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte LLP

London, United Kingdom

3 July 2023